Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Fiscal Year 2013 Second Quarter Results

SCOTTSDALE, ARIZ. – April 30, 2013 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, today reported revenues for the second quarter ended March 31, 2013 of $95.1 million, a 10.5 percent decrease from $106.2 million for the second quarter of the prior year. Net loss for the second quarter ended March 31, 2013 was $0.9 million, or a loss of 4 cents per diluted share, compared to net income of $1.9 million, or 8 cents per diluted share, for the second quarter ended March 31, 2012.

Revenues for the six months ended March 31, 2013 were $193.5 million, a 9.0 percent decrease from $212.7 million for the six months ended March 31, 2012. Net income for the six months ended March 31, 2013 was $2.6 million, or 11 cents per diluted share, compared to $6.4 million, or 26 cents per diluted share, for the six months ended March 31, 2012.

Return on equity for the trailing four quarters ended March 31, 2013 was 3.6 percent compared to 6.2 percent for the trailing four quarters ended Sept. 30, 2012.

“Due to current conditions, we have made choices that balance cost containment with ‘return to growth’ initiatives which negatively impacted second quarter financial results,” said Kim McWaters, chief executive officer. “While the next few quarters will continue to be challenging, I am encouraged that we have seen some early indications of improved student interest and internal efficiencies. Our manufacturer partners continue to increase their demand for graduates and as their demand increases, supply of students should follow.”

Student Metrics

	Three Months Ended		Six Months Ended
			March 31,
	March 31,
	2013	2012	2013	2012
		(Rounded to hundreds)
Total starts	2,900	3,400	5,600	6,700
Average undergraduate full-time student enrollment	15,000	16,700	15,700	17,400
End of period undergraduate full-time student enrollment	14,400	16,300	14,400	16,300

Second Quarter Operating Performance

For the second quarter of 2013, revenues were $95.1 million, a 10.5 percent decrease from $106.2 million for last year’s second quarter. The decrease in revenues primarily related to a decrease in average undergraduate full-time student enrollment of 10.2 percent. The decrease was partially offset by an increase in tuition rates. During the second quarter of 2013 and 2012, tuition excluded $5.2 million and $3.7 million, respectively, related to students participating in the Company’s proprietary loan program which will be recognized as revenues when payments are received.

Operating loss and margin for the second quarter of 2013 were $1.9 million and (2.0) percent, respectively, compared to operating income and margin of $3.0 million and 2.8 percent, respectively, in the same period last year. The operating loss was primarily attributable to the decrease in revenues and was partially offset by decreases in compensation and advertising expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2013 was $4.2 million compared to $9.5 million in the same period last year. See “Use of Non-GAAP Financial Information” below.

Six Month Operating Performance

Revenues for the six months ended March 31, 2013 were $193.5 million, a 9.0 percent decrease from $212.7 million for the six months ended March 31, 2012.

Operating income and margin for the six months ended March 31, 2013 were $4.1 million and 2.1 percent, respectively, compared to $10.3 million and 4.9 percent, respectively, for the six months ended March 31, 2012. The decreases in operating income and margin were related to the decrease in revenues, partially offset by decreases in compensation and advertising expense.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the six months ended March 31, 2013 was $16.3 million compared to $23.5 million for the six months ended March 31, 2012. See “Use of Non-GAAP Financial Information” below.

Liquidity

Cash, cash equivalents and investments totaled $94.3 million at March 31, 2013, compared to $101.7 million at Sept. 30, 2012. At March 31, 2013, shareholders’ equity totaled $141.4 million as compared to $146.1 million at Sept. 30, 2012. On Dec. 21, 2012, and March 29, 2013, we paid cash dividends of $0.10 per share to common stockholders of record as of Dec. 7, 2012 and March 15, 2013, respectively. The aggregate payment was approximately $4.9 million. Our Board of Directors evaluates dividends quarterly.

Pursuant to the previously announced share repurchase plan, we purchased 556,100 shares of stock during the six months ended March 31, 2013 at an average price of $9.61 for a total cost of approximately $5.4 million. We did not make any purchases during the three months ended March 31, 2013.

Cash flow provided by operating activities was $9.2 million and $7.6 million for the three months and six months ended March 31, 2013, respectively, compared with cash provided by operating activities of $10.0 million and $15.6 million for the three months and six months ended March 31, 2012, respectively.

2013 Outlook

Given the time required for new initiatives to take hold and the increasing lag between students applying for school and starting school, we expect new student starts to be down in the third quarter of 2013, before possibly showing year over year improvement in the fourth quarter. We anticipate full year new student starts for 2013 to be down by the mid to high single digits, resulting in a lower average student population for the year. These lower levels of enrollment will most likely result in a high single digit decline in revenue in 2013. While we expect significantly lower expenses in the second half of the year, we still believe we will record an overall decline in operating margin and net income compared to 2012.

Conference Call

Management will hold a conference call to discuss the 2013 second quarter results today at 1:30 p.m. PDT (4:30 p.m. EDT). This call can be accessed by dialing 412-858-4600 or 800-860-2442. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI’s website for 60 days or the replay can be accessed through May 14th, 2013 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10027834.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the Company’s performance on a consistent basis across time periods. To obtain a complete understanding of the Company’s performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income as a measure of the Company’s operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures are included below.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 160,000 graduates in its 47-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). To learn more about UTI and its training services, log on to www.uti.edu.

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2013	2012	2013	2012
	(In thousands, except per share amounts)
Revenues	$95,075	$106,240	$193,516	$212,667
Operating expenses:
Educational services and facilities	50,456	53,422	100,148	105,154
Selling, general and administrative	46,558	49,803	89,301	97,171

Total operating expenses	97,014	103,225	189,449	202,325

Income (loss) from operations	(1,939)	3,015	4,067	10,342

Other income:
Interest income, net	72	58	119	150
Other income	245	213	364	366

Total other income	317	271	483	516

Income (loss) before income taxes	(1,622)	3,286	4,550	10,858
Income tax expense (benefit)	(702)	1,354	1,908	4,447

Net income (loss)	$(920)	$1,932	$2,642	$6,411

Earnings per share:
Net income (loss) per share – basic	$(0.04)	$0.08	$0.11	$0.26

Net income (loss) per share – diluted	$(0.04)	$0.08	$0.11	$0.26

Weighted average number of shares outstanding:
Basic	24,396	24,692	24,581	24,692

Diluted	24,396	24,845	24,651	24,826

Cash dividends declared per common share	$0.10	$0.10	$0.20	$0.10

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

		March 31,	Sept. 30,
		2013	2012
		(In thousands)
Assets
Current assets:
Cash and cash equivalents		$28,536	$45,665
Restricted cash		2,107	104
Investments, current portion		50,794	51,455
Receivables, net		12,040	14,910
Deferred tax assets, net		5,751	7,977
	Prepaid expenses and other current assets	14,354	14,873

	Total current assets	113,582	134,984
Investments, less current portion		14,959	4,533
Property and equipment, net		92,133	91,939
Goodwill		20,579	20,579
Deferred tax assets, net		6,910	5,576
Other assets		8,932	10,547

Total assets		$257,095	$268,158

Liabilities and Shareholders’ Equity
Current liabilities:
	Accounts payable and accrued expenses	$31,530	$40,865
Deferred revenue		46,725	52,564
Accrued tool sets		4,224	4,264
Income tax payable		—	744
Other current liabilities		1,848	1,003

	Total current liabilities	84,327	99,440
Deferred rent liability		12,484	12,946
Construction liability		10,747	2,421
Other liabilities		8,119	7,266

	Total liabilities	115,677	122,073

Commitments and contingencies
Shareholders’ equity:
	Common stock, $0.0001 par value, 100,000,000 shares authorized,
	30,301,316 shares issued and 24,414,289
	shares outstanding at March 31, 2013 and
	30,222,132 shares issued and 24,891,205
	shares outstanding at September 30, 2012	3	3
	Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
	0 shares issued and outstanding	—	—
Paid-in capital		169,937	166,970
	Treasury stock, at cost, 5,887,027 shares at March 31, 2013 and
	5,330,927 shares at September 30, 2012	(89,288)	(83,924)
Retained earnings		60,766	63,036

	Total shareholders’ equity	141,418	146,085

Total liabilities and shareholders’ equity		$257,095	$268,158

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	March 31,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net income	$2,642	$6,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,349	12,276
Amortization of held-to-maturity investments	919	1,025
Bad debt expense	2,620	3,144
Stock-based compensation	3,005	3,781
Excess tax benefit from stock-based compensation	-	(159)
Deferred income taxes	521	(2,338)
Net training equipment credits earned	(881)	(941)
Loss on disposal of property and equipment	62	70
Changes in assets and liabilities:
Receivables	940	(3,204)
Prepaid expenses and other current assets	1,511	(1,065)
Other assets	(707)	(711)
Accounts payable and accrued expenses	(8,112)	3,667
Deferred revenue	(5,839)	(6,358)
Income tax payable/receivable	(1,291)	(1,627)
Accrued tool sets and other current liabilities	805	(29)
Deferred rent liability	(462)	1,152
Other liabilities	534	473

Net cash provided by operating activities	7,616	15,567

Cash flows from investing activities:
Purchase of property and equipment	(4,160)	(3,515)
Proceeds from disposal of property and equipment	42	-
Purchase of investments	(44,046)	(41,297)
Proceeds received upon maturity of investments	33,362	37,502
Net cash used in investing activities	(14,802)	(7,310)

Cash flows from financing activities:
Payment of cash dividends	(4,912)	(2,463)
Payment of payroll taxes on stock-based compensation through shares withheld	(62)	(103)
Proceeds from issuance of common stock under employee plans	395	399
Excess tax benefit from stock-based compensation	-	159
Purchase of treasury stock	(5,364)	(1,638)
Net cash used in financing activities	(9,943)	(3,646)

Net (decrease) increase in cash and cash equivalents	(17,129)	4,611
Cash and cash equivalents, beginning of period	45,665	53,670

Cash and cash equivalents, end of period	$28,536	$58,281

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
		(In thousands)
Net income (loss)	$(920)	$1,932	$2,642	$6,411
Interest income, net	(72)	(58)	(119)	(150)
Income tax expense (benefit)	(702)	1,354	1,908	4,447
Depreciation and amortization	5,909	6,244	11,894	12,767

EBITDA	$4,215	$9,472	$16,325	$23,475

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
			(In thousands)
Salaries expense	$39,858	$41,916	$79,586	$82,128
Employee benefits and tax	9,459	9,564	16,636	17,906
Bonus expense	381	1,992	2,535	5,679
Stock-based compensation	1,560	2,099	3,005	3,781
Total compensation and related costs	$51,258	$55,571	$101,762	$109,494

Occupancy expense	$9,830	$9,680	$19,664	$19,457
Bad debt expense	$1,076	$1,411	$2,620	$3,144
Depreciation and amortization expense	$5,909	$6,244	$11,894	$12,767
Legal services expense	$465	$386	$784	$1,003

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